NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
TUESDAY, SEPT. 19, 2006

GROUP 1 AUTOMOTIVE TO PRESENT AT THOMAS WEISEL PARTNERS CONFERENCE

HOUSTON, Sept. 19, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Thomas Weisel Partners Consumer Conference 2006. The presentation will cover Group 1’s financial results and an overview of the company’s strategy.

Group 1 is scheduled to present at the Mandarin Oriental hotel in New York City on Sept. 25, at 11:30 a.m. EDT. A slide presentation and live audio webcast, with a replay available for 30 days, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns 98 automotive dealerships comprised of 139 franchises, 33 brands and 29 collision service centers in Alabama, California, Florida, Georgia, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.